SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 1997

                         TECHNOLOGY SERVICE GROUP, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                        0-28352                 59-1637426
 (State or other jurisdiction         (Commission            (I.R.S. Employer
    of  incorporation)                File Number)          Identification No.)

         20 Mansell Court East
            Roswell, Georgia                                     30076
(Address of principal executive offices)                       (Zip code)

Registrant's telephone number, including area code:  (770) 587-0208

                                                                    Page 1 of 72
                                                         Exhibit Index at Page 4
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Item 5.  Other Events

On August 13, 1997, Technology Service Group, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Elcotel, Inc. and a wholly-owned subsidiary of Elcotel. The Merger Agreement provides for the merger of that subsidiary into the Company and for the Company to be the surviving corporation (the "Merger"). The closing of the Merger is subject to certain conditions and approvals, including the approval of the Company's and Elcotel's stockholders.

At the effective time of the Merger, each share of the Company's shares of common stock will be converted into and represent the right to receive 1.05 shares of Elcotel common stock, $0.01 par value per share.

Wexford Partners Fund, L.P., which owns approximately 52% of the Company's outstanding common stock and Fundamental Management Corporation, which owns approximately 17.6% of Elcotel's common stock have each entered into a Voting Agreement pursuant to which they have agreed to vote the shares held by them in the respective companies for the Merger. In addition, each of Wexford and Fundamental at or before the closing of the Merger will also enter into a Stockholders' Agreement that will govern and in some respects restrict the disposition of the shares of Elcotel held by each of them.

The foregoing summaries of the Merger Agreement, Voting Agreement and Stockholders' Agreement are not intended to be complete statements of all of the material terms of those agreements and are qualified in their entirety by the agreements themselves.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits.

         99.1 Press release of Technology Service Group, Inc. dated August 14, 1997.

         99.2 Agreement and Plan of Merger dated as of August 13, 1997 among Technology Service Group, Inc., Elcotel, Inc. and Elcotel Hospitality Service, Inc.

         99.3 Voting Agreement dated as of August 13, 1997 among Elcotel, Inc., Wexford Partners Fund, L.P., Fundamental Management Corporation and others.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            Technology Service Group, Inc.


Date: August 18, 1997                       By: /s/ William H. Thompson
                                                ------------------------------
                                                William H. Thompson
                                                Vice President & Chief
                                                   Financial Officer


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

                                  EXHIBIT INDEX


Exhibit No.                        Description                           At Page
  99.1         Press Release of Technology Service Group, Inc.
               dated August 14, 1997                                        5

  99.2         Agreement and Plan of Merger dated as of
               August 13, 1997 among Technology Service Group, Inc.,
               Elcotel, Inc. and Elcotel Hospitality Service, Inc.          7

  99.3         Voting Agreement dated as of August 13, 1997
               among Elcotel, Inc., Wexford Partners Fund, L.P.,
               Fundamental Management Corporation and others.              65


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